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                                                                    Exhibit 10.7

                                                                  Execution Copy

                                BRANTLEY GUARANTY
                                -----------------

         FOR VALUE RECEIVED and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to WATERLINK, INC., a Delaware corporation ("Waterlink"), PROVISTA EINHUNDERTSECHSUNDFUNFZIGSTE VERWALTUNGSGESELLSCHAFT mgH (to be known as Waterlink (Germany) GmbH), a German corporation ("German Sub"), and/or GIGANTISSIMO 2061 AB (to be known as Waterlink (Sweden) AB), a Swedish corporation ("Sweden Sub", and together with Waterlink and German Sub, each a "Debtor" and collectively, the "Debtors"), BRANTLEY VENTURE PARTNERS III, L.P., a Delaware limited partnership (the "Guarantor") hereby absolutely, irrevocably and unconditionally guarantees (this "Guaranty") the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of
(a) all obligations of Waterlink from time to time existing or arising under or pursuant to the Credit Agreement, dated as of February 19, 1997, among Waterlink, the financial institutions from time to time party thereto (the "Banks") and Bank of America Illinois, as agent (the "Agent") (as from time to time restated, amended or modified, the "Waterlink Credit Agreement"; any term used but not otherwise defined herein shall have the meaning ascribed to such term in the Waterlink Credit Agreement), (b) all obligations of German Sub from time to time existing or arising under or pursuant to the Credit Agreement, dated as of February 26, 1997 (as from time to time restated, amended or modified, the "German Credit Agreement"), between German Sub and Bank of America National Trust and Savings Association, Frankfurt Branch ("B of A Frankfurt"),
(c) all obligations of Sweden Sub from time to time existing or arising under or pursuant to the Credit Agreement, dated as of February 26, 1997 (as from time to time restated, amended or modified, the "Sweden Credit Agreement", and together with the Waterlink Credit Agreement and the German Credit Agreement, each a "Credit Agreement" and collectively, the "Credit Agreements"), between Sweden Sub and Bank of America National Trust and Savings Association, London Branch ("B of A London", and together with the Agent, the Banks and B of A Frankfurt, each a "Creditor" and collectively, the "Creditors") and (d) all other amounts from time to time owing to the Creditors by the Debtors under the Loan Documents (as such term is defined in the relevant Credit Agreement), whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due (all such obligations being hereinafter collectively called the "Obligations"), and the Guarantor further agrees to pay all expenses (including attorneys' fees and legal expenses) paid or incurred by any Creditor, in endeavoring to collect the Obligations, or any part thereof, and in enforcing this Guaranty; PROVIDED, HOWEVER, that (w) the Guarantor's maximum liability hereunder shall be $2,000,000 (as such amount is permanently reduced from time to time by an amount equal to the aggregate amount of Subordinated Debt incurred by Waterlink pursuant to Section 8.05(g) of the Waterlink Credit Agreement and the proceeds of which are utilized to repay Loans under, and as defined in, the Waterlink Credit Agreement), (x) such liability shall exist to the extent, and only to the extent, the aggregate Obligations equal or exceed (1) from the date hereof to and including March 31, 1997, $20,800,000 or (2) at any time thereafter, an amount equal to EBITDA of Waterlink listed in item II(2)(b) of
Schedule 1 to the Compliance Certificate delivered by Waterlink for the fiscal quarter ended March



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31, 1997, multiplied by four, at the time of any acceleration of such
Obligations, (y) the Guarantor shall have 35 days to satisfy any claim made by a Creditor under this Guaranty and (z) no claim may be initially made by any Creditor against the Guarantor under this Guaranty at any time on and after June 1, 1997. This Guaranty constitutes a Guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Creditor exercise any right, assert any claim or demand, or enforce any remedy whatsoever against any Debtor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

         The Guarantor agrees that, in the event of the dissolution or insolvency of a Debtor or the inability of a Debtor to pay debts as they mature, or an assignment by a Debtor for the benefit of creditors, or the institution of any proceeding by or against a Debtor alleging that such Debtor is insolvent or unable to pay debts as they mature, and if such event shall, subject to clause
(z) of the first paragraph of this Guaranty, occur at a time when any of the Obligations may not then be due and payable, the Guarantor will pay to the relevant Creditor forthwith the full amount that would be payable hereunder by the Guarantor if all Obligations were then due and payable.

         This Guaranty, subject to clause (z) of the first paragraph of this Guaranty, shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, that at any time or from time to time all Obligations may have been paid in full).

         The Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by any Creditor to any of the Obligations is or must be rescinded or returned by such Creditor for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of a Debtor, such Obligations, subject to clause (z) of the first paragraph of this Guaranty, shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Creditor, and this guaranty shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by such Creditor had not been made.

         Any Creditor may, from time to time, at its sole discretion and without notice to the Guarantor, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Obligations or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Obligations; (c) extend or renew for one or more periods (whether or not longer than the original period), alter, amend or exchange any of the Obligations or any of the documentation pertaining thereto, or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Obligations; (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to the Guarantor for payment, subject to clause (z) of the first paragraph of this Guaranty, of any of the Obligations, whether or not such Creditor (i) shall have resorted to any property

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securing any of the Obligations or any obligation hereunder or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Obligations (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by the Guarantor).

         Any amounts received by a Creditor from whatsoever source on account of the Obligations may be applied by it toward the payment of such of the Obligations, and in such order of application, as such Creditor may from time to time elect.

         Until such time as the Creditors shall have received payment of the full amount of all Obligations and of all obligations of the Guarantor hereunder, no payment made by or for the account of the Guarantor pursuant to this Guaranty shall entitle the Guarantor by subrogation or otherwise to any payment by a Debtor or from or out of any property of such Debtor and the Guarantor shall not exercise any right or remedy against any Debtor or any property of any Debtor by reason of any performance by the Guarantor of this Guaranty.

         The Guarantor hereby expressly waives: (a) notice of the acceptance by any Creditor of this Guaranty, (b) notice of the existence or creation or nonpayment of all or any of the Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

         Until the irrevocable payment in full of all of the Obligations (other than Obligations under the relevant Credit Agreement with a Creditor which expressly survive the termination of such agreement) and termination of all Commitments (as defined in the relevant Credit Agreement), (a) the Guarantor waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code or any successor statute, against any Debtor arising from the existence or performance of this Guaranty and (b) the Guarantor waives any right to enforce any remedy which any Creditor now has or may hereafter have against any Debtor, and waives any benefit of, and any right to participate in, any security now or hereafter held by a Creditor securing the Obligations. Upon such irrevocable payment and termination, the Debtors shall jointly and severally indemnify the Guarantor for the full amount of any payment made by the Guarantor under this Guaranty and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

         All rights of subrogation of the Guarantor hereunder shall be fully subordinated in time and priority of payment to the Obligations and all other indebtedness of each Debtor to each Creditor.

         Any Creditor may, from time to time, without notice to the Guarantor, assign or transfer any or all of the Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Obligations, subject to clause (z) of the first paragraph of this Guaranty, shall be and remain Obligations for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Obligations,

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be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Creditor.

         The Guarantor hereby warrants to each Creditor that it now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of each Debtor. No Creditor shall have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of any Debtor that may come into the possession of such Creditor.

         The Guarantor represents and warrants to each Creditor that:

         (a) the Guarantor:

                  (i) is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and Ohio;

                  (ii) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Guaranty;

                  (iii) is in compliance with all Requirements of Law; except to the extent that the failure to do so could not reasonably be expected to have a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Guarantor or materially impare the ability of the Guarantor to perform under this Guaranty or a material adverse effect upon the legality, validity, binding effect or enforceability against the Guarantor or this Guaranty (collectively, a "Material Adverse Effect");

         (b) the execution, delivery and performance by the Guarantor of this Guaranty has been duly authorized by all necessary partnership action, and do not and will not:

                  (i) contravene the terms its limited partnership agreement;

                  (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which it is a party or any order, injunction, writ or decree of any Governmental Authority to which it or its property is subject; or

                  (iii) violate any Requirement of Law;

         (c) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Guarantor of this Guaranty;

         (d) there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Guarantor, threatened or contemplates, at law, in equity, in arbitration or before

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any Governmental Authority, against the Guarantor which: (i) purport to affect or pertain to this Guaranty; or (ii) if determined adversely to the Guarantor, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Guaranty, or directing that the transactions provided for herein not be consummated as herein provided. As of the date hereof, the Guarantor is not in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect;

         (e) the Guarantor is Solvent both before and after giving effect to this Guaranty;

         (f) the Guarantor, as of the date hereof, has funds available to it under its limited partnership agreement free and clear of any Liens, prior commitments or any guaranty (other than this Guaranty), in an amount at least equal to $2,000,000.

         (g) none of the representations or warranties made by the Guarantor in this Guaranty, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Guarantor in connection with this Guaranty, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         The Guarantor hereby agrees that it shall (a) at all times on or prior to June 1, 1997 have funds available to it under its limited partnership agreement free and clear of any Liens, prior commitments or any guaranty (other than this Guaranty), in an amount at least equal to $2,000,000, and (b) deliver a certificate to each Creditor every fourteen days, commencing March 12, 1997, stating that the Guarantor remains in compliance with the provisions of the preceding clause (a).

         No delay on the part of any Creditor in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any Creditor of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon any Creditor except as expressly set forth in a writing duly signed and delivered (or consented to) by or on behalf of each Creditor. No action of any Creditor permitted hereunder shall in any way affect or impair the rights of any Creditor and the obligations of the Guarantor under this Guaranty. For the purposes of this Guaranty, Obligations shall include all obligations of each Debtor to each Creditor arising under or in connection with the agreements relating to the Obligations, notwithstanding any right or power of a Debtor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the Guarantor hereunder. The obligations of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever that might constitute a legal or equitable discharge or defense of the Guarantor. The Guarantors hereby acknowledge that, except as provided in the first paragraph of this Guaranty, there are no conditions to the effectiveness of this Guaranty.

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         This Guaranty shall be binding upon the Guarantor, and upon the legal representatives, successors and assigns of the Guarantors; and all references herein to a Debtor and to the Guarantor, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such entities.

         This Guaranty has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the internal laws of the State of Illinois. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         The Guarantor hereby expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Guaranty or under any amendment, instrument, document or agreement delivered or that may in the future be delivered in connection herewith or arising from any banking relationship existing in connection with this Guaranty, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

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         IN WITNESS WHEREOF, the Guarantors have executed this Guaranty by their duly authorized officers as of the 4th day of March, 1997.

                                       BRANTLEY VENTURE PARTNERS III, L.P.

                                       By:      BRANTLEY VENTURE MANAGEMENT III,
                                                L.P., as General Partner

                                       By:      PINKAS FAMILY PARTNERS, L.P.,
                                                a General Partner

                                       By _____________________________________
                                          Name: ______________________________
                                          Title: General Partner

Acknowledged and Agreed as of
the 4th day of March, 1997:

WATERLINK, INC.

By ________________________
   Name: __________________
   Title: _________________

PROVISTA EINHUNDERTSECHSUNDFUNFZIGSTE
VERWALTUNGSGESELLSCHAFT mbH (to be known as WATERLINK (GERMANY) GmbH)

By:______________________

Title:___________________

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GIGANTISSIMO 2061 AB (to be known as
WATERLINK (SWEDEN) AB)

By: _________________________

Title: ______________________

BANK OF AMERICA ILLINOIS,
    as Agent

By __________________________
      Name: _________________
      Title: ________________

BANK OF AMERICA NATIONAL TRUST
    AND SAVINGS ASSOCIATION,
    FRANKFURT BRANCH

By __________________________
      Name: _________________
      Title: ________________

BANK OF AMERICA NATIONAL TRUST
    AND SAVINGS ASSOCIATION,
    LONDON BRANCH

By __________________________
      Name: _________________
      Title: ________________

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